Exhibit 24.1

POWER OF ATTORNEY

The undersigned does hereby constitute and appoint each of John R. Buran, David W. Fry, and Maria A. Grasso, with full power of substitution, his or her true and lawful attorney-in-fact and agent to execute in his or her name (whether on behalf of Flushing Financial Corporation (the “Company”) or as an officer or director of the Company) the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to shares of the Company’s Common Stock issuable under the Company’s 2005 Omnibus Incentive Plan, including without limitation, any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission.  Each such attorney-in-fact and his or her substitutes shall have and may exercise all powers to act hereunder as the undersigned could do in person.  The undersigned does hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 26th day of July, 2011.

/s/ John R. Buran	/s/ Vincent F. Nicolosi
John R. Buran	Vincent F. Nicolosi

/s/ John E. Roe, Sr.	/s/ James D. Bennett
John E. Roe, Sr.	James D. Bennett

/s/ David W. Fry	/s/ Donna M. O’Brien
David W. Fry	Donna M. O'Brien

/s/ Steven J. D’Iorio	/s/ Sam Han
Steven J. D'Iorio	Sam Han

/s/ Louis C. Grassi
Louis C. Grassi	Gerard P. Tully, Sr.

/s/ Michael J. Russo
Michael J. Hegarty	Michael J. Russo

/s/ John J. McCabe
John J. McCabe